EXHIBIT 24.1
POWER OF ATTORNEY

Each of the undersigned directors of National Interstate Corporation, an Ohio corporation, which proposes to file with the Securities and Exchange Commission an Annual Report on Form 10-K for the fiscal year ended December 31, 2014 pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, hereby constitutes and appoints Julie A. McGraw and Arthur J. Gonzales, their true and lawful attorneys-in-fact, as agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign in any and all capacities and file (i) such Annual Report on Form 10-K with all exhibits thereto and other documents in connection therewith and (ii) any and all amendments and supplements thereto, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Signature                    Title                    Date

/s/ JOSEPH E. (JEFF) CONSOLINO        Chairman of the Board            March 6, 2015
Joseph E. Consolino

/s/ RONALD J. BRICHLER            Director                    March 6, 2015
Ronald J. Brichler

/s/ PATRICK J. DENZER                Director                    March 6, 2015
Patrick J. Denzer

/s/ GARY J. GRUBER             Director                    March 6, 2015
Gary J. Gruber

/s/ KEITH A. JENSEN             Director                 March 6, 2015
Keith A. Jensen

/s/ DONALD D. LARSON            Director                    March 6, 2015
Donald D. Larson

/s/ DAVID W. MICHELSON            Director, Chief Executive Officer,        March 6, 2015
David W. Michelson                President

/s/ DONALD W. SCHWEGMAN            Director                    March 6, 2015
Donald W. Schwegman

/s/ ALAN R. SPACHMAN                Director                    March 6, 2015
Alan R. Spachman

/s/ MICHAEL A. SPACHMAN            Director                    March 6, 2015
Michael A. Spachman